EXHIBIT 99.1

TOR Minerals International, Inc. Revises Reporting Date
for Fourth Quarter 2015 Financial Results

CORPUS CHRISTI, Texas, February 25, 2016 -- TOR Minerals International, Inc. (Nasdaq: TORM), a global producer of high performance specialty minerals, announced today that it has revised the date that it plans to release financial results for its fourth quarter ended December 31, 2015. Financial results will now be reported after the Market closes on Thursday, March 3, 2016. Olaf Karasch, President and CEO, will host a conference call at 5:00 p.m. EDT, 4:00 p.m. CDT, that day to discuss the Company’s results.

Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 13639651. A live and archived webcast of the conference call will be available via the Investor’s section of the company’s website, http://www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:
Three Part Advisors, LLC
Dave Mossberg
817-310-0051